                                                        OppenheimerFunds, Inc.
                                                          498 Seventh Avenue
                                                          New York, NY 10018

April 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:               Oppenheimer Integrity Funds, on behalf of
                           Oppenheimer Bond Fund
                  Reg. No. 2-76547; File No. 811-3420
                  Written Representation of Counsel

To the Securities and Exchange Commission:

On behalf of Oppenheimer  Integrity Funds, on behalf of its series  Oppenheimer Bond Fund (the "Fund") and pursuant to Paragraph (b)(4)
of Rule 485 under the Securities Act of 1933, as amended (the "1933 Act"),  and in connection  with the Amendment on Form N-1A which is
Post-Effective  Amendment No. 40 to the 1933 Act Registration  Statement of the Fund and Amendment No. 38 to its Registration Statement
under the  Investment  Company Act of 1940,  as amended,  the  undersigned  counsel,  who prepared or reviewed such  Amendment,  hereby represents to the Commission,  for filing with such Amendment,  that said Amendment does not contain  disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                                              Sincerely,

                                                              /s/Merryl Hoffman
                                                              -------------------------------------
                                                              Merryl Hoffman
                                                              Vice President and Senior Counsel
                                                              (212) 323-0248